Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Laidlaw International, Inc. of our reports dated November 18, 2003 relating to the financial statements and financial statement schedules, which appear in Laidlaw International, Inc.’s Annual Report on Form 10-K for the period ended August 31, 2003. We also consent to the references to us under the headings “Experts” and “Selected Consolidated Financial Data” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Mississauga, Ontario
March 17, 2004